Exhibit 10.3 Amendment to Credit Agreement

This amendment dated as of March 5, 2015 is between JPMorgan Chase Bank, N.A. (together with its successors and assigns, the “Bank”), and Cascade Microtech, Inc., an Oregon corporation (the “Borrower”).

1.	Preliminary Statements.

1.1	Credit Agreement. The Borrower and the Bank are each a party to that certain Credit Agreement dated as of August 8, 2013 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which and subject to the terms and conditions therein contained, the Bank has approved a credit facility (the “Credit Facility”), to the Borrower in the principal sum not to exceed $10,000,000.00 in the aggregate at any one time outstanding.

1.2	Line of Credit Note. The loans made by the Bank to the Borrower pursuant to the Credit Facility are evidenced by that certain Line of Credit Note made by the Borrower in favor of the Bank dated as of August 8, 2013 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Line of Credit Note”).

1.3	Fee Letter. In connection with the Credit Agreement, entered into that certain letter agreement dated as of August 8, 2013 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Fee Letter”), which letter sets forth certain financial terms associated with the Credit Facility.

1.4	Requested Amendment. The Borrower has requested that the Bank make certain amendments to the Line of Credit Note and the Credit Agreement, which the Bank has agreed to do, subject to the terms and conditions of this amendment.

2.	Definitions and Interpretations.

2.1	Definitions. All capitalized terms used in this amendment and not otherwise defined herein have the meanings specified in the Credit Agreement.

2.2	Interpretations. The rules of construction and interpretation specified in Section 2.1 of the Credit Agreement also apply to this amendment and are incorporated herein by this reference.

3.	Amendments to Loan Documents. Subject to the terms and conditions of this Amendment, the Bank and the Borrower agree as follows:

3.1	Amendment to Line of Credit Note. In the paragraph titled “Promise to Pay” of the Line of Credit Note, the reference to the date August 31, 2015 is deleted and a reference to the date March 5, 2018 is substituted in its stead.

3.2	Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

A.	Section 5.2J. Section 5.2J is deleted and the following substituted in its stead:

J. Limitation on Loans, Advances to and Investments in Others and Receivables from Others. Purchase, hold or acquire any Equity Interest or evidence of indebtedness of, make or permit to exist any loans or advances to, permit to exist any receivable from, or make or permit to exist any investment or acquire any interest whatsoever in, any Person, except: (1) extensions of trade credit to customers in the ordinary course of business on ordinary terms; (2) Permitted Investments; (3) loans, advances, investments and receivables existing as of the date of this agreement that have been disclosed to and approved by the Bank in writing and that are not to be paid with proceeds of borrowings under the Credit Facilities; (4) advances to employees in the ordinary course of business in an amount not to exceed $100,000 at any one time outstanding; (5) loans and advances from the Borrower to a Guarantor or from a Guarantor to the Borrower; (6) investments in and acquisition of interests in a Guarantor; (7) loans and advances to Domestic Subsidiaries that are not a Guarantor in an amount not to exceed $2,000,000 at any one time outstanding; (8) investments in and acquisition of interests in Domestic Subsidiaries that are not a Guarantor in an amount not to exceed $2,000,000 in the aggregate in any Test Period; (9) loans and advances to Cascade Microtech GmbH for the purpose of acquiring ATT Advanced Temperature Test Systems GmbH (the “ATT Acquisition Loans”), (10) loans and advances to Foreign Subsidiaries hereof (other than ATT Acquisition Loans) in an amount not to exceed

$5,000,000; at any one time outstanding; (11) investments in and acquisition of interests in Foreign Subsidiaries in an amount not to exceed $5,000,000 in the aggregate in any Test Period; and (12) Permitted Acquisitions in an amount not to exceed $5,000,000 in the aggregate in any Test Period.

B.	Section 5.2L. In Section 5.2L, the reference to the dollar amount of $41,000,000 is deleted and a reference to the dollar amount of $48,000,000 is substituted in its stead.

C.	Section 5.2M. Section 5.2M is deleted and the following substituted in its stead:

M. Capital Expenditures. Make Capital Expenditures (whether by purchase or capital lease of any fixed assets, or otherwise) in excess of: (1) $7,500,000.00 in the aggregate in any Test Period ended on or prior to December 31, 2014; (2) $9,500,000.00 in the aggregate in for the fiscal year ending December 31, 2015; and (3) for the fiscal year ending December 31, 2016 and each fiscal year ending thereafter, an amount equal to five percent (5%) of the total revenue of the Borrower for the immediately preceding fiscal year.

D.	Section 5.2N. In Section 5.2N, the reference to the dollar amount of $5,000,000 is deleted and a reference to the dollar amount of $10,000,000 is substituted in its stead.

4.	Conditions Precedent to Effectiveness of Amendment. Notwithstanding anything contained herein to the contrary, this amendment shall become effective as of March 5, 2015; provided that each of the following conditions is fully and simultaneously satisfied on or before March 6, 2015:

4.1	Delivery of Amendment. The Borrower and the Bank shall have executed and delivered counterparts of this amendment to each other, sufficient in number for distribution to the Borrower and the Bank;

4.2	Delivery of Amendment to Fee Letter. The Borrower and the Bank shall have executed and delivered counterparts of that certain amendment to fee letter as of the date hereof (the “Fee Letter Amendment”), by and between the Borrower and the Bank.

4.3	Authorization. The Bank shall have received such evidence of corporate authority and action as the Bank shall request demonstrating that the execution, delivery and performance of this amendment has been duly authorized by the Borrower;

4.4	Representations. The representations of the Borrower and any other parties, other than the Bank, in the Related Documents are true on and as of the effective date of this amendment;

4.5	No Event of Default. No default, event of default or event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, has occurred in any provision of the Credit Agreement, the Notes, any other Related Document or any other agreement or instrument relating to any debt for borrowed money and is continuing; and

4.6	Additional Approvals, Opinions, and Documents. The Bank shall have received any other approvals, opinions and documents as it may reasonably request.

5.	No Further Amendment. Except as expressly modified by this amendment, the Credit Agreement, the Line of Credit Note and the other Related Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.

6.	Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Bank of this amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

7.	Miscellaneous.

7.1	Governing Law. This amendment shall be governed by and construed in accordance with the laws of the State of Oregon (without giving effect to its laws of conflicts).

7.2	Counterparts. This amendment may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same amendment. Delivery of an executed counterpart of a signature page of this amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this amendment.

7.3	Integration. This amendment, the Credit Agreement, the Notes, and the other Related Documents embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this amendment is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this amendment in any other jurisdiction.

7.4	UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS THAT ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE BANK TO BE ENFORCEABLE.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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IN WITNESS WHEREOF, the Borrower and the Bank have caused this amendment to be duly executed as of the date first above written.

Borrower:

Cascade Microtech, Inc.

By:	/s/ Jeff A. Killian

	Jeff Killian	CFO

	Printed Name	Title

Date Signed:	March 5, 2015

Bank:
JPMorgan Chase Bank, N.A.

By:	/s/ Mario DeLuca

	Mario DeLuca	Underwriter

	Printed Name	Title

Date Signed:	March 5, 2015

Appendix A

March 5, 2015

Cascade Microtech, Inc.

9100 SW Gemini Drive

Beaverton, Oregon 97008

Re: $10,000,000 Senior Secured Credit Facility

Ladies and Gentlemen:

This letter is delivered to you (the “Borrower”) in connection with that certain Amendment Credit Agreement dated as of March 5, 2015 by and between JPMorgan Chase Bank, N.A. (together with its successors and assigns, the “Bank”) and the Borrower (the “Credit Agreement Amendment”), which amendment amends that certain Credit Agreement dated as of August 8, 2013 by and between the Bank and the Borrower (as amended or otherwise modified from time to time, the “Credit Agreement”). In connection with the Credit Agreement, the Bank and the Borrower entered into that certain letter agreement dated as of August 8, 2013 (the “Fee Letter”), which letter sets forth certain financial terms associated with the senior secured credit facility made available by the Bank to the Borrower under the Credit Agreement. In connection with, and in consideration of, the agreements contained in the Credit Agreement Amendment, the Borrower and the Bank agree to amend the paragraph of the Fee Letter titled “Non-usage Fee” by deleting the reference to the percentage “0.35%” and substituting the percentage “0.25%” in its stead.

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If the foregoing is in accordance with your understanding, please sign and return this letter agreement to us.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Mario DeLuca
Name: Mario DeLuca
Title: Underwriter

Accepted and agreed to

as of the first date written above:

CASCADE MICROTECH, INC.

By:	/s/ Jeff A. Killian
Name: Jeff A. Killian
Title: CFO

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